As filed with the Securities and Exchange Commission on January 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5441563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices)

Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan

(Full title of the plan)

John G. Holland

Executive Vice President, Chief Legal and Human Resources Officer

Wesco Aircraft Holdings, Inc.

24911 Avenue Stanford

Valencia, CA 91355

(Name and address of agent for service)

(661) 775-7200

(Telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan
Jason M. Licht
Latham & Watkins LLP
555 11th Street NW
Washington, DC 20004
(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ Emerging growth company☐	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (2)(3)
Common Stock, par value $0.001 per share, to be issued under the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan	8,500,000 shares	$8.37	$71,145,000.00	$8,622.78

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)          As described in the Explanatory Note in this Registration Statement, represents 8,500,000 additional shares of common stock, par value $0.001 per share, of Wesco Aircraft Holdings, Inc. (the “Common Stock”) registered for issuance pursuant to the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (as amended, the “Plan”).

(3)          Estimated solely for purposes of calculating the registration fee pursuant to Rules 457 (c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices for the common stock as reported on the New York Stock Exchange on January 25, 2019 (rounded up to the nearest cent).

EXPLANATORY NOTE

On November 12, 2014, the Board of Directors (the “Board”) of Wesco Aircraft Holdings, Inc. (the “Registrant”) adopted the Plan. On  January 27, 2015, stockholders voted to approve the Plan, and on February 9, 2015 the Registrant filed a Registration Statement on Form S-8 (File No. 333-201991) (the “Prior Registration Statement”) to register 5,717,584 shares of Common Stock that may be offered or sold to participants under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

On November 8, 2018, the Board adopted an Amendment to the Plan (the “Amendment”), and on January 24, 2019 stockholders voted to approve the Amendment to increase the number of shares of Common Stock authorized for issuance under the plan by 5,000,000. This Registration Statement on Form S-8 is being filed in order to register (i) the 5,000,000 additional shares of Common Stock that may be offered or sold to participants under the Plan as a result of the Amendment and (ii) 3,500,000 shares of Common Stock that may be offered or sold to participants under the Plan that became or may in the future become available again for offer or sale to participants under the Plan as a result of such shares not being issued pursuant to awards previously granted under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with this Registration Statement.*

Item 2.  Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*

*The documents containing the information specified in this Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, the Registrant is sometimes referred to as the “Company,” “we,” “us” or “our.”

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents in this Registration Statement by reference:

(a)                                                   The Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed by the Registrant with the Commission on November 16, 2018;

(b)                                                   The Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed by the Registrant with the Commission on January 31, 2019;

(c)                                                    The Current Report on Form 8-K filed by the Registrant with the Commission on January 25, 2019; and

(d)                                                   The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed by the Registrant with the Commission on July 25, 2011, including any amendment or report filed for the purpose of updating such description.

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All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.  Exhibits.

Exhibit	Description
4.1

Amended and Restated Certificate of Incorporation of Wesco Aircraft Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, dated August 17, 2011 (File No. 001-35253)).

4.2	Amended and Restated Bylaws of Wesco Aircraft Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, dated August 17, 2011, (File No. 001-35253)).

4.3	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A dated June 6, 2011 (Registration No. 333-173381)).

4.4	Amended and Restated Stockholders Agreement (incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q, dated August 17, 2011 (File No. 001-35253)).

5.1	Opinion of Latham & Watkins LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

99.1

Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A dated December 14, 2018 (File No. 001-35253)).

99.2

Amendment to the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A dated December 14, 2018 (File No. 001-35253)).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 31st day of January, 2019.

WESCO AIRCRAFT HOLDINGS, INC.

By:	/S/ KERRY A. SHIBA
Kerry A. Shiba Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kerry A. Shiba and John G. Holland, and each of them, with full power to act without the other, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ TODD S. RENEHAN	Todd S. Renehan	January 31, 2019
Chief Executive Officer and Director

/S/ KERRY A. SHIBA	Kerry A. Shiba	January 31, 2019
Executive Vice President and Chief Financial Officer

/S/ HOWARD D. ROSEN	Howard D. Rosen	January 31, 2019
Vice President and Corporate Controller

/S/ RANDY J. SNYDER	Randy J. Snyder	January 31, 2019
Chairman of the Board of Directors

/S/ DAYNE A. BAIRD	Dayne A. Baird	January 31, 2019
Director

/S/ THOMAS M. BANCROFT	Thomas M. Bancroft	January 31, 2019
Director

/S/ PAUL E. FULCHINO	Paul E. Fulchino	January 31, 2019
Director

/S/ JAY L. HABERLAND	Jay L. Haberland	January 31, 2019
Director

/S/ SCOTT E. KUECHLE	Scott E. Kuechle	January 31, 2019
Director

/S/ ADAM J. PALMER	Adam J. Palmer	January 31, 2019
Director

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SIGNATURE	TITLE	DATE

/S/ ROBERT D. PAULSON	Robert D. Paulson	January 31, 2019
Director

/S/ JENNIFER M. POLLINO	Jennifer M. Pollino	January 31, 2019
Director

/S/ NORTON A. SCHWARTZ	Norton A. Schwartz	January 31, 2019
Director

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